Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of the Infinity Core Alternative Fund:

We consent to the reference to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm; Legal Counsel” in this Registration Statement (No. 333-194283) on Form N-2.

/s/ KPMG LLP

Short Hills, New Jersey

July 26, 2016